EXHIBIT 21.1


                     SUBSIDIARIES OF MAI SYSTEMS CORPORATION

                                   (12/31/01)


The following is a list showing MAI Systems Corporation and each of its subsidiaries, as of December 31, 2001, indicating each jurisdiction under the laws of which it was organized:


                                                                      JURISDICTION OF
                       NAME:                                           INCORPORATION
                       -----                                          ---------------
            MAI SYSTEMS CORPORATION                                      DELAWARE

            Hotel Information Systems, Inc.                              Delaware

            CIMPRO, Inc.                                                 Delaware

            MAI Systems International                                    Nevada
            (formerly known as Gaming Systems International)

            MAI Development Corporation                                  Nevada
            (formerly known as Logix Development Corporation)

            MAI Canada Ltd.                                              Canada

            CLS Software International, Inc.                             California

            CLS de Mexico, S.A. de C.V                                   Mexico

            Computerized Lodging Systems B.V                             Netherlands

            Hotel Information Systems Ltd.                               Hong Kong

            Hotel Information Systems, Pte. Limited                      Singapore

            MAI Information Solutions Limited                            United Kingdom

            Boss Solutions Limited                                       Hong Kong

            MAI del Caribe, Inc.                                         Delaware

            HIS Solutions Malaysia                                       Malaysia



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